EXHIBIT K-1


Illustration of Tax Allocation Methods


                                                          Allocation to         Tax Benefit of            Difference Between
                                                         Profit Companies      Acquisition Debt   Rule 45(c)(5) Allocation Method
                    Company                            Under Rule 45(c)(5)   Retained by NiSource  and Proposed Allocation Method
-------------------------------------------------     --------------------   -------------------- -------------------------------
                                                           (Column 1)              (Column 2)         (Column 2 less Column 1)
Northern Indiana Public Service Company                    66,635,231            108,737,709               42,102,478
IWC Resources, Inc. (Consolidated)                          3,450,509              5,630,662                2,180,153
Bay State Gas Company(Consolidated)                         2,533,155              4,133,691                1,600,536
Crossroads Pipeline                                          (695,922)              (695,922)                       0
Granite State                                                  38,401                 62,664                   24,263
Kokomo                                                        306,761                500,584                  193,823
Northern Indiana Fuel                                         500,494                816,724                  316,230
Columbia Gas Transmission Corporation                      28,126,998             45,898,622               17,771,624
Columbia Gulf Transmission Company                          4,624,743              7,546,818                2,922,075
Columbia Gas of Kentucky, Inc.                              1,407,494              2,296,798                  889,304
Columbia Gas of Maryland, Inc.                                602,711                983,525                  380,814
Columbia Gas of Ohio, Inc.                                (25,186,154)           (25,186,154)                       0
Columbia Gas of Pennsylvania, Inc.                         (3,894,143)            (3,894,143)                       0
Columbia Gas of Virginia, Inc.                             (6,041,792)            (6,041,792)                       0
Columbia LNG Corporation                                   13,028,785             21,260,829                8,232,044
NiSource Corporate Services Company                         6,122,278              9,990,548                3,868,270
Columbia Energy Group                                       4,014,573              4,014,573                        0
Other Nonregulated Positive Taxpaying Companies            27,726,198             45,244,584               17,518,386
Other Nonregulated Tax Loss Companies                    (106,173,402)          (106,173,402)                       0

NiSource Inc. (including finance subsidiaries):
   Interest on Acquisition Indebtedness (Estimated)                 0            (98,000,000)             (98,000,000)
  Other Income/(Loss)                                               0                      0                        0

                                                      ----------------        ---------------          ---------------
Total                                                      17,126,918             17,126,918                        0
                                                      ================        ===============          ===============



    This schedule compares the allocation of a hypothetical post-merger NiSource Inc. and Subsidiaries consolidated federal income tax under Rule 45(c)(5) versus the requested allocation methodology whereby NiSource Inc. retains the tax benefits of interest expense on acquisition indebtedness. The underlying tax calculation information is based on combined 2000 consolidated taxable incomes of NiSource Inc. and Columbia Energy Group together with an estimate of interest expense on Acquisition Indebtedness.